Exhibit 99.1

OFFICE BROUGHT TO LIFE

Supplemental Information

TIER REIT

3Q18

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2018

About the Company

TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.
As of September 30, 2018, we owned interests in 18 operating office properties with approximately 6.7 million rentable square feet and three development properties that will consist of approximately 989,000 rentable square feet. As of September 30, 2018, our operating properties are located in six markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer and Director	President and Chief Operating Officer

R. Kent Griffin, Jr.	James E. Sharp
Independent Director	Chief Financial Officer and Treasurer

Thomas M. Herzog	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Dennis J. Martin	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Gregory J. Whyte	Hannah Q. Wrenn
Independent Director	Chief Accounting Officer

R. Heath Johnson
Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Technology and Property Management

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott A. McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or ir@tierreit.com

Research Coverage
BMO Capital	Janney Montgomery Scott	JMP Securities	J.P. Morgan Securities	Robert W. Baird & Co.
John Kim	Robert Stevenson	Mitch Germain	Anthony Paolone	David Rodgers
212.885.4115	646.840.3217	212.906.3546	212.622.6682	216.737.7341

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2018
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDAre	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Development, Leasing, and Capital Expenditures Summary	21

Other Information
Potential Future Development and Redevelopment Sites	22
Summary of Development Activity	23
Properties Under Development	24-27
Acquisition and Disposition Activities	28
Summary of Financing	29
Principal Payments by Year	30
Definitions of Non-GAAP Financial Measures	31-32

Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to acquire, develop, or sell certain properties, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended September 30, 2018

Property Results

•	Occupancy at September 30, 2018, was 90.1%, reflecting an increase of 70 basis points from June 30, 2018.

•	120,000 square feet leased - 26,000 square feet of renewals, 19,000 square feet of expansions, and 75,000 square feet of new leasing.

•
During the third quarter of 2018, we received $0.7 million in business interruption insurance proceeds related to rent abatements provided in previous periods as a result of Hurricane Harvey. We anticipate we will receive additional business interruption insurance proceeds in subsequent quarters.

Real Estate Activity

•	Plaza at MetroCenter was held for sale as of September 30, 2018, and was sold on October 31, 2018, for a contract purchase price of $51.3 million.

•	During the third quarter of 2018, we pre-leased 100% of Domain 12. Domain 12 is a development property containing 320,000 rentable square feet located in Austin, Texas.

Capital Markets Activity

•	On August 3, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the third quarter of 2018, that was paid on September 28, 2018.

•
On August 15, 2018, we entered into three forward interest rate swaps for a combined notional value of $250.0 million with a maturity date of December 31, 2024. These become effective on October 31, 2019, upon the maturity of two of our outstanding interest rate swaps with a combined notional value of $250.0 million.

•	On August 21, 2018, we paid off the $89.7 million loan secured by Domain 8 without penalty. The loan was scheduled to mature in June 2020.

•
On August 27, 2018, ownership of Fifth Third Center, located in Columbus, Ohio, was conveyed to the associated lender pursuant to a foreclosure. The transaction was accounted for as a full settlement of the outstanding debt and related interest. As a result, we recognized a gain on troubled debt restructuring of $31.0 million. We recorded an asset impairment loss of $3.4 million related to the disposition of the property.

•
In August 2018, we established an additional $125.0 million ATM program for a total of $250.0 million when combined with our May 2017 ATM Program. During the three months ended September 30, 2018, we issued 4,916,095 shares of common stock under our ATM Programs, for proceeds of $114.1 million, net of commissions and issuance costs. Subsequent to September 30, 2018, we issued 130,172 additional shares for net proceeds of $3.1 million, resulting in total net proceeds for the year of $138.0 million.

Subsequent Events

•	Development on Domain 10 commenced in October 2018. Domain 10 will contain 300,000 rentable square feet and is located in Austin, Texas, adjacent to our other Domain properties.

•	On November 2, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2018, that will be paid on December 27, 2018.

Supplemental Operating and Financial Data	3Q’18 Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	30-Sep-18	30-Sep-17	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Portfolio Summary:
Total operating office properties	18	20	18	18	18	20	20
Rentable square feet (100%) (operating properties)	6,657	7,405	6,657	6,657	6,657	7,405	7,405
Rentable square feet (own %) (operating properties)	6,633	7,260	6,633	6,633	6,633	7,260	7,260
Occupancy %	90.1%	88.3%	90.1%	89.4%	89.4%	89.1%	88.3%
Executed % SF leased	90.4%	89.0%	90.4%	89.8%	89.6%	89.7%	89.0%
Economic % SF leased	86.2%	82.4%	86.2%	85.3%	86.1%	84.4%	82.4%
Average effective rent/square foot	$32.89	$29.58	$32.89	$32.60	$32.55	$30.33	$29.58

	Nine Months Ended		Three Months Ended
	30-Sep-18	30-Sep-17	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Financial Results:
Revenue	$162,965	$161,835	$54,832	$53,990	$54,143	$54,626	$50,920
Property related expenses	(38,812)	(41,790)	(13,262)	(12,395)	(13,155)	(14,131)	(13,170)
Real estate taxes	(27,057)	(25,752)	(9,229)	(9,074)	(8,754)	(8,512)	(8,439)
Property management fees	(262)	(181)	(80)	(97)	(85)	(51)	(49)
NOI	$96,834	$94,112	$32,261	$32,424	$32,149	$31,932	$29,262
Base rent	$106,433	$116,002	$35,759	$35,556	$35,118	$34,122	$36,002
Free rent	$(4,298)	$(8,040)	$(1,218)	$(1,776)	$(1,304)	$(1,570)	$(2,288)
Net income (loss) attributable to common stockholders	$22,758	$94,161	$22,645	$(8,277)	$8,390	$(9,875)	$(8,041)
Diluted income (loss) per common share (1)	$0.46	$1.95	$0.43	$(0.17)	$0.17	$(0.21)	$(0.17)
FFO attributable to common stockholders	$79,371	$52,918	$50,678	$18,804	$9,889	$19,020	$15,885
Diluted FFO per common share	$1.59	$1.10	$0.96	$0.39	$0.20	$0.39	$0.33
FFO attributable to common stockholders, excluding certain items	$59,085	$55,748	$20,070	$19,521	$19,494	$19,374	$16,508
Diluted FFO, excluding certain items, per common share	$1.18	$1.16	$0.38	$0.40	$0.40	$0.40	$0.34
Adjusted EBITDAre	$82,969	$81,865	$26,407	$28,359	$28,203	$26,321	$26,181

Weighted average common shares outstanding - basic	49,092	47,532	51,900	47,684	47,645	47,554	47,550
Weighted average common shares outstanding - diluted	49,950	47,956	52,617	48,534	48,300	48,207	48,160

Selected Additional Trend Information:
Renewal % based on square feet	67%	73%	61%	74%	64%	30%	83%
Distributions declared on common shares	$26,925	$25,829	$9,671	$8,628	$8,626	$8,612	$8,612
Annualized distribution yield (2)	3.0%	3.7%	3.0%	3.0%	3.9%	3.5%	3.7%
_______________________________
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Notes:
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 31-32.

Supplemental Operating and Financial Data	3Q’18 Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	30-Sep-18	30-Sep-17	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Selected Balance Sheet Items:

Total book value of real estate	$1,386,255	$1,325,536	$1,386,255	$1,434,814	$1,430,355	$1,275,953	$1,325,536

Cash and cash equivalents	$5,192	$10,959	$5,192	$8,359	$10,183	$13,800	$10,959

Unconsolidated cash and cash equivalents (at ownership %)	$550	$2,495	$550	$327	$282	$1,435	$2,495

Restricted cash	$10,232	$13,323	$10,232	$14,086	$12,565	$8,510	$13,323

Total assets	$1,662,342	$1,581,288	$1,662,342	$1,696,121	$1,688,999	$1,581,138	$1,581,288

Mortgage debt	$142,162	$191,694	$142,162	$280,311	$280,689	$191,339	$191,694

Revolving credit facility and term loans	$591,000	$598,000	$591,000	$608,000	$612,000	$610,000	$598,000

Unconsolidated debt (at ownership %)	$26,137	$43,572	$26,137	$21,248	$16,239	$52,377	$43,572

Total liabilities	$836,797	$889,465	$836,797	$1,001,531	$1,001,439	$903,567	$889,465

Capitalization:

Shares of common stock outstanding	53,491	47,552	53,491	48,575	47,656	47,623	47,552

Restricted stock units outstanding	351	228	351	351	356	228	228

Shares of restricted stock outstanding	260	291	260	260	265	181	291

	54,102	48,071	54,102	49,186	48,277	48,032	48,071

High stock price	$24.98	$19.50	$24.98	$24.22	$20.51	$20.72	$19.50

Low stock price	$17.04	$15.96	$22.66	$18.06	$17.04	$18.83	$16.67

Average closing stock price	$21.18	$17.81	$23.67	$20.81	$19.01	$19.71	$18.39

Closing stock price	$24.10	$19.30	$24.10	$23.78	$18.48	$20.39	$19.30

Market capitalization (1)	$1,303,858	$927,770	$1,303,858	$1,169,643	$892,159	$979,372	$927,770

Total debt (2)	$759,299	$833,266	$759,299	$909,559	$908,928	$853,716	$833,266

Net debt (3)	$753,557	$819,812	$753,557	$900,873	$898,463	$838,481	$819,812

Total capitalization	$2,063,157	$1,761,036	$2,063,157	$2,079,202	$1,801,087	$1,833,088	$1,761,036

	Nine Months Ended		Three Months Ended
	30-Sep-18	30-Sep-17	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Ratios:

NOI margin % (4)	59.4%	58.2%	58.8%	60.1%	59.4%	58.5%	57.5%

Normalized fixed charge coverage (5)	3.02	2.99	3.06	3.00	3.00	2.83	2.86

Normalized interest coverage (5)	3.13	3.12	3.14	3.12	3.13	2.94	2.97

Net debt/adjusted annualized estimated full period EBITDAre from properties owned at period end (5)	N/A	N/A	7.15x	7.94x	8.34x	7.96x	7.83x

Net debt/adjusted annualized estimated full period EBITDAre from properties owned at period end, including development properties (5) (6)	N/A	N/A	6.22x	7.13x	7.67x	7.47x	7.45x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.
(6) Includes estimated stabilized NOI for development properties, to the extent of percentage of completion of the respective developments based on spend to date.

Supplemental Operating and Financial Data	3Q’18 Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Assets
Real estate
Land	$150,473	$156,517	$156,577	$139,951	$140,959
Land held for development	45,059	45,059	45,059	45,059	45,059
Buildings and improvements, net	1,097,613	1,160,273	1,177,433	1,061,418	1,122,072
Real estate under development	93,110	72,965	51,286	29,525	17,446
Total real estate	1,386,255	1,434,814	1,430,355	1,275,953	1,325,536

Cash and cash equivalents	5,192	8,359	10,183	13,800	10,959
Restricted cash	10,232	14,086	12,565	8,510	13,323
Accounts receivable, net	69,592	80,755	76,385	81,129	82,737
Prepaid expenses and other assets	19,357	17,124	14,238	28,112	20,115
Investments in unconsolidated entities	32,112	31,714	31,314	31,852	33,977
Deferred financing fees, net	2,985	3,211	3,426	1,387	1,735
Acquired above-market leases, net	20	180	288	419	543
Other lease intangibles, net	103,511	105,878	110,245	86,628	90,547
Other intangible assets, net	—	—	—	—	1,816
Assets associated with real estate held for sale	33,086	—	—	53,348	—
Total assets	$1,662,342	$1,696,121	$1,688,999	$1,581,138	$1,581,288

Liabilities and equity

Liabilities
Mortgage debt	$142,162	$280,311	$280,689	$191,339	$191,694
Unsecured term loans	575,000	575,000	575,000	575,000	575,000
Unsecured revolving credit facility	16,000	33,000	37,000	35,000	23,000
Unamortized debt issuance costs	(2,029)	(2,051)	(2,156)	(6,801)	(7,308)
Total notes payable, net	731,133	886,260	890,533	794,538	782,386

Accounts payable and accrued liabilities	74,560	82,816	76,144	81,166	78,174
Acquired below-market leases, net	24,312	25,910	27,684	17,942	19,462
Other liabilities	6,471	6,545	7,078	7,567	9,443
Obligations associated with real estate held for sale	321	—	—	2,354	—
Total liabilities	836,797	1,001,531	1,001,439	903,567	889,465
Commitments and contingencies

Equity
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock	5	5	5	5	5
Additional paid-in capital	2,747,825	2,632,635	2,610,288	2,609,540	2,609,361
Cumulative distributions and net loss attributable to common stockholders	(1,940,492)	(1,953,466)	(1,936,561)	(1,936,960)	(1,918,473)
Accumulated other comprehensive income	15,262	12,462	10,479	4,218	257
Stockholders’ equity	822,600	691,636	684,211	676,803	691,150
Noncontrolling interests	2,945	2,954	3,349	768	673
Total equity	825,545	694,590	687,560	677,571	691,823
Total liabilities and equity	$1,662,342	$1,696,121	$1,688,999	$1,581,138	$1,581,288

Common stock, number of shares issued and outstanding	53,490,819	48,574,724	47,655,669	47,623,324	47,552,014

Supplemental Operating and Financial Data	3Q’18 Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Nine Months Ended		Three Months Ended
	30-Sep-18	30-Sep-17	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Revenue
Rental income	$155,599	$152,186	$52,570	$51,088	$51,941	$52,362	$47,333
Straight-line rent and lease incentive revenue	1,906	6,334	453	862	591	978	2,280
Above- and below-market rent amortization	4,474	2,863	1,533	1,665	1,276	1,032	1,075
Lease termination fees	986	452	276	375	335	254	232
Total revenue	162,965	161,835	54,832	53,990	54,143	54,626	50,920
Expenses
Property related expenses	38,812	41,790	13,262	12,395	13,155	14,131	13,170
Real estate taxes	27,057	25,752	9,229	9,074	8,754	8,512	8,439
Property management fees	262	181	80	97	85	51	49
Total property operating expenses	66,131	67,723	22,571	21,566	21,994	22,694	21,658
Interest expense	22,498	22,851	6,782	8,011	7,705	7,534	7,516
Interest rate hedge ineffectiveness expense (income)	—	9	—	—	—	(262)	8
Amortization of deferred financing costs	1,121	2,561	359	358	404	883	882
Total interest expense	23,619	25,421	7,141	8,369	8,109	8,155	8,406
Asset impairment losses	3,418	—	3,418	—	—	5,250	—
General and administrative	16,008	16,490	5,128	5,377	5,503	4,956	5,157
Real estate depreciation and amortization	76,281	70,641	24,770	27,011	24,500	23,655	23,653
Depreciation and amortization - non-real estate assets	303	325	64	123	116	133	132
Total expenses	185,760	180,600	63,092	62,446	60,222	64,843	59,006
Interest and other income	644	1,271	49	550	45	88	170
Loss on early extinguishment of debt	(8,988)	(545)	—	—	(8,988)	—	—
Gain on troubled debt restructuring	31,006	—	31,006	—	—	—	—
Income (loss) before income taxes, equity in operations
of investments, and gains (losses)	(133)	(18,039)	22,795	(7,906)	(15,022)	(10,129)	(7,916)
Provision for income taxes	(637)	(297)	(228)	(214)	(195)	(171)	(202)
Equity in operations of investments	287	6,367	—	—	287	32	67
Income (loss) before gains (losses)	(483)	(11,969)	22,567	(8,120)	(14,930)	(10,268)	(8,051)
Gain (loss) on sale of assets	11,924	92,012	—	(90)	12,014	384	—
Gain (loss) on remeasurement of investment in unconsolidated entities	11,090	14,168	—	(152)	11,242	—	—
Net income (loss)	22,531	94,211	22,567	(8,362)	8,326	(9,884)	(8,051)
Noncontrolling interests	227	(50)	78	85	64	9	10
Net income (loss) attributable to common stockholders	$22,758	$94,161	$22,645	$(8,277)	$8,390	$(9,875)	$(8,041)

Weighted average common shares outstanding - basic	49,091,962	47,532,432	51,899,779	47,684,152	47,645,050	47,553,564	47,549,635
Weighted average common shares outstanding - diluted (1)	49,950,441	47,956,167	52,616,570	47,684,152	48,299,882	47,553,564	47,549,635

Basic income (loss) per common share	$0.46	$1.97	$0.43	$(0.17)	$0.18	$(0.21)	$(0.17)
Diluted income (loss) per common share (1)	$0.46	$1.95	$0.43	$(0.17)	$0.17	$(0.21)	$(0.17)

Distributions declared per common share	$0.54	$0.54	$0.18	$0.18	$0.18	$0.18	$0.18

(1)	In periods of net loss there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.

Supplemental Operating and Financial Data	3Q’18 Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	30-Sep-18	30-Sep-17	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17

Net income (loss)	$22,531	$94,211	$22,567	$(8,362)	$8,326	$(9,884)	$(8,051)
Noncontrolling interests	227	(50)	78	85	64	9	10
Net income (loss) attributable to common stockholders	22,758	94,161	22,645	(8,277)	8,390	(9,875)	(8,041)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	76,281	70,641	24,770	27,011	24,500	23,655	23,653
Real estate depreciation and amortization from unconsolidated properties	391	986	—	—	391	391	289
Real estate depreciation and amortization - noncontrolling interest	(1,759)	—	(544)	(782)	(433)	—	—
Impairment of depreciable real estate assets	3,418	—	3,418	—	—	5,250	—
Loss (gain) on sale of depreciable real estate	(11,924)	(98,725)	—	90	(12,014)	(384)	—
Loss (gain) on remeasurement of investment in unconsolidated entities	(11,090)	(14,168)	—	152	(11,242)	—	—
Noncontrolling interests	1,296	23	389	610	297	(17)	(16)
FFO attributable to common stockholders	79,371	52,918	50,678	18,804	9,889	19,020	15,885

Adjustments (1):
Severance charges	127	451	—	108	19	—	—
Interest rate hedge ineffectiveness expense (income) (2)	—	9	—	—	—	(262)	8
Loss on early extinguishment of debt	8,988	545	—	—	8,988	—	—
Gain on troubled debt restructuring	(31,006)	—	(31,006)	—	—	—	—
Default interest (3)	1,599	1,827	388	609	602	616	616
Noncontrolling interests	6	(2)	10	—	(4)	—	(1)
FFO attributable to common stockholders, excluding certain items	$59,085	$55,748	$20,070	$19,521	$19,494	$19,374	$16,508

Recurring capital expenditures (1)	$(11,781)	$(22,022)	$(3,252)	$(2,337)	$(6,192)	$(6,109)	$(10,271)
Straight-line rent adjustments (1)	$(3,283)	$(8,655)	$(769)	$(1,165)	$(1,349)	$(2,088)	$(3,757)
Above- and below-market rent amortization (1)	$(4,382)	$(2,865)	$(1,503)	$(1,634)	$(1,245)	$(1,032)	$(1,075)
Amortization of deferred financing costs (1)	$1,153	$2,724	$359	$358	$436	$915	$918
Amortization of restricted shares and units	$3,370	$3,010	$1,206	$1,164	$1,000	$1,071	$1,077
Depreciation and amortization - non-real estate assets	$303	$325	$64	$123	$116	$133	$132

Weighted average common shares outstanding - basic	49,092	47,532	51,900	47,684	47,645	47,554	47,550
Weighted average common shares outstanding - diluted	49,950	47,956	52,617	48,534	48,300	48,207	48,160

Diluted FFO per common share	$1.59	$1.10	$0.96	$0.39	$0.20	$0.39	$0.33
Diluted FFO, excluding certain items, per common share	$1.18	$1.16	$0.38	$0.40	$0.40	$0.40	$0.34

We provided rent abatements to tenants at the Eldridge Properties as a result of Hurricane Harvey through the second quarter of 2018. These rent abatements were offset by business interruption insurance proceeds, net of a deductible and estimated saved expenses as detailed below:

Rent abatements	$(4,683)	$(1,921)	$—	$(775)	$(3,908)	$(5,116)	$(1,921)
Business interruption insurance proceeds, net	$4,414	$—	$719	$358	$3,337	$6,221	$—

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including for our period of ownership of properties sold.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income) within “interest expense” on our consolidated statements of operations. We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense (income).

(3) We had a non-recourse loan in default that subjected us to incur default interest at a rate that was 500 basis points higher than the stated interest rate. The ownership of this property was conveyed to the lender in August 2018.

For additional information regarding the non-GAAP measures, see pages 31-32.

Supplemental Operating and Financial Data	3Q’18 Page 6

Calculations of EBITDAre
(in thousands, except ratios)

	Three Months Ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17

Net income (loss)	$22,567	$(8,362)	$8,326	$(9,884)	$(8,051)

Adjustments:

Interest expense:
Interest expense - consolidated	6,782	8,011	7,705	7,534	7,516
Interest expense - unconsolidated entities	—	—	360	338	335
Interest rate hedge ineffectiveness expense (income) (1)	—	—	—	(262)	8
Amortization of deferred financing costs - consolidated	359	358	404	883	882
Amortization of deferred financing costs - unconsolidated entities	—	—	32	32	36
Total interest expense	7,141	8,369	8,501	8,525	8,777

Tax provision - consolidated	228	214	195	171	202
Tax provision - unconsolidated entities	—	—	14	1	—
Depreciation and amortization - consolidated	24,834	27,134	24,616	23,788	23,785
Depreciation and amortization - unconsolidated entities	—	—	391	391	289
Asset impairment losses	3,418	—	—	5,250	—
Loss (gain) on sale of real estate	—	90	(12,014)	(384)	—
Loss (gain) on remeasurement of investment in unconsolidated entities	—	152	(11,242)	—	—
EBITDAre	58,188	27,597	18,787	27,858	25,002

Adjustments:
Loss on early extinguishment of debt	—	—	8,988	—	—
Gain on troubled debt restructuring	(31,006)	—	—	—	—
Non-cash write-off (recoveries), net of tenant receivables	(56)	237	—	19	(742)
Rent abatements (recoveries), net, due to Hurricane Harvey (2)	(719)	417	409	(1,556)	1,921
Severance charges	—	108	19	—	—
Adjusted EBITDAre	26,407	28,359	28,203	26,321	26,181

Adjustments:
EBITDAre from properties disposed before period end	(61)	(4)	(2,504)	5	11
Full quarter EBITDAre adjustment for acquired properties	—	—	1,223	—	—
Adjusted estimated full period EBITDAre from properties owned at period end	$26,346	$28,355	$26,922	$26,326	$26,192

Fixed charges
Interest expense	$7,141	$8,369	$8,501	$8,525	$8,777
Interest rate hedge ineffectiveness (expense) income (1)	—	—	—	262	(8)
Default interest expense (3)	(388)	(609)	(602)	(616)	(616)
Capitalized interest incurred (4)	1,644	1,318	1,103	782	653
Normalized interest expense	8,397	9,078	9,002	8,953	8,806
Principal payments (excludes debt payoff)	239	378	384	355	349
Normalized fixed charges	$8,636	$9,456	$9,386	$9,308	$9,155

Normalized interest coverage (5)	3.14	3.12	3.13	2.94	2.97
Normalized fixed charge coverage (5)	3.06	3.00	3.00	2.83	2.86

(1)
Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income). We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense (income).

(2)	Reflects rent abatements, net of business interruption insurance recoveries and an insurance deductible, following Hurricane Harvey.

(3)
We had a non-recourse loan in default that subjected us to incur default interest at a rate that was 500 basis points higher than the stated interest rate. The ownership of this property was conveyed to the lender in August 2018.

(4) Excludes capitalized interest funded from construction loans.
(5) Normalized interest coverage is equal to adjusted EBITDAre divided by normalized interest expense. Normalized fixed charge coverage is equal to adjusted EBITDAre divided by normalized fixed charges.

For additional information regarding the non-GAAP measures, see pages 31-32.

Supplemental Operating and Financial Data	3Q’18 Page 7

Unconsolidated Entities Financial Summary
at TIER REIT Ownership Share
As of and for the Quarter Ended September 30, 2018
(dollars in thousands)

Third + Shoal
Ownership % during the period	47.50%
Ownership % at period end	47.50%

Balance Sheet Information
Real estate book value	$53,683
Accumulated depreciation and amortization	(433)
Real estate book value after depreciation and amortization	$53,250

Cash and cash equivalents	$550
Assets	$56,846
Mortgage debt	$26,137
Company’s equity interest in investment	$25,919
Basis differences	6,193
Carrying value of the Company’s investment	$32,112
________________________________
Notes:
Investments in unconsolidated entities consist of our noncontrolling interest in properties accounted for using the equity method. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

Third + Shoal is a development property.

(Third + Shoal interior rendering)

Supplemental Operating and Financial Data	3Q’18 Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended				Nine Months Ended
Same Store NOI:	30-Sep-18	30-Sep-17	Favorable/ (Unfavorable)		30-Sep-18	30-Sep-17	Favorable/ (Unfavorable)
Same Store Revenue:
Rental revenue (1)	$46,592	$42,113	$4,479		$128,281	$122,945	$5,336
Less: Lease termination fees	(276)	(177)	(99)		(986)	(207)	(779)
	46,316	41,936	4,380	10.4%	127,295	122,738	4,557	3.7%
Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	11,103	9,568	(1,535)	(16.0)%	31,320	29,046	(2,274)	(7.8)%
Real estate taxes	7,856	7,684	(172)	(2.2)%	21,680	21,697	17	0.1%
Property management fees	25	25	—	—%	76	66	(10)	(15.2)%
Property expenses	18,984	17,277	(1,707)	(9.9)%	53,076	50,809	(2,267)	(4.5)%
Same Store NOI - consolidated properties	27,332	24,659	2,673	10.8%	74,219	71,929	2,290	3.2%
Same Store NOI - unconsolidated properties (at ownership %)	1,272	728	544	74.7%	—	—	—	—%
Same Store NOI	$28,604	$25,387	$3,217	12.7%	$74,219	$71,929	$2,290	3.2%

Same Store Cash NOI:
Same Store NOI	$27,332	$24,659	$2,673		$74,219	$71,929	$2,290
Less:
Straight-line rent revenue adjustment	288	(2,085)	2,373		222	(4,528)	4,750
Above- and below-market rent amortization	(1,052)	(1,156)	104		(2,859)	(2,922)	63
Same Store Cash NOI - consolidated properties	26,568	21,418	5,150	24.0%	71,582	64,479	7,103	11.0%
Same Store Cash NOI - unconsolidated properties (at ownership %)	840	(283)	1,123	(396.8)%	—	—	—	—%
Same Store Cash NOI	$27,408	$21,135	$6,273	29.7%	$71,582	$64,479	$7,103	11.0%

Same Store occupancy % at period end (% owned)	89.7%	88.6%			88.9%	87.7%

Same Store operating properties	16				14
Same Store rentable square feet (% owned)	5,911				5,446

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$22,567	$(8,051)			$22,531	$94,211
Adjustments:
Interest expense	7,141	8,406			23,619	25,421
Asset impairment losses	3,418	—			3,418	—
Tenant improvement demolition costs	36	127			170	242
General and administrative	5,128	5,157			16,008	16,490
Real estate depreciation and amortization	24,834	23,785			76,584	70,966
Interest and other income	(49)	(170)			(644)	(1,271)
Loss on early extinguishment of debt	—	—			8,988	545
Gain on troubled debt restructuring	(31,006)	—			(31,006)	—
Provision for income taxes	228	202			637	297
Equity in operations of investments	—	(67)			(287)	(6,367)
Gain on sale of assets	—	—			(11,924)	(92,012)
Gain on remeasurement of investment in unconsolidated entities	—	—			(11,090)	(14,168)
Net operating income of non-same store properties	(4,689)	(4,553)			(21,799)	(22,218)
Lease termination fees	(276)	(177)			(986)	(207)
Same Store NOI of unconsolidated properties (at ownership %)	1,272	728			—	—
Same Store NOI	28,604	25,387			74,219	71,929
Straight-line rent revenue adjustment	288	(2,085)			222	(4,528)
Above- and below-market rent amortization	(1,052)	(1,156)			(2,859)	(2,922)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(432)	(1,011)			—	—
Same Store Cash NOI	$27,408	$21,135			$71,582	$64,479

Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are reflected above as consolidated and at 100% ownership in all periods presented. Our Domain 8 property is reflected as unconsolidated and at the prior year ownership percentage of 50% for the three-month comparison periods presented above. Domain 8 became operational in the third quarter of 2017 and we acquired full ownership on March 30, 2018. Legacy Union One was acquired in June 2017, and is included in the three-month comparison periods presented above. For additional information regarding the non-GAAP measures, see pages 30-31.

(1) We provided rent abatements to tenants at the Eldridge Properties as a result of Hurricane Harvey through the second quarter of 2018. These rent abatements were offset by business interruption insurance proceeds, net of a deductible and estimated saved expenses. See page 6 for details. The timing difference of rent abatements provided and business interruption insurance proceeds received for the Eldridge Properties was a significant driver to the increase in Same Store NOI and Same Store Cash NOI. Excluding the Eldridge Properties, Same Store NOI and Same Store Cash NOI increase over prior year same periods would be as follows:

Increase in Same Store NOI (excluding Eldridge Properties)				3.0%				2.4%
Increase in Same Store Cash NOI (excluding Eldridge Properties)				18.1%				11.7%

Supplemental Operating and Financial Data	3Q’18 Page 9

Schedule of Properties Owned
as of September 30, 2018
(in thousands, except $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Average Adjusted Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own %)					% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	91.4%	$23,100	$40.81	$41.83	$45.76	9.3%	11.8%
Domain 2	Austin, TX	115	115	100.0%	5,124	$44.56	$44.56	$49.50	1.7%	2.6%
Domain 3	Austin, TX	179	179	100.0%	6,180	$34.53	$37.21	$43.65	2.7%	3.1%
Domain 4	Austin, TX	153	153	100.0%	5,124	$33.49	$37.10	$41.03	2.3%	2.6%
Domain 7	Austin, TX	222	222	100.0%	10,092	$45.46	$45.46	$49.28	3.3%	5.1%
Domain 8	Austin, TX	291	291	100.0%	11,040	$37.94	$47.05	$48.60	4.4%	5.6%
Domain Point (90%)	Austin, TX	240	216	90.5%	6,714	$34.34	$34.34	$43.60	3.3%	3.4%
Austin		1,819	1,795	95.9%	67,374	$39.14	$41.61	$46.06	27.1%	34.3%

5950 Sherry Lane	Dallas, TX	197	197	92.9%	7,440	$40.66	$41.38	$42.28	3.0%	3.8%
Burnett Plaza	Fort Worth, TX	1,025	1,025	85.3%	20,832	$23.84	$24.25	$25.00	15.5%	10.6%
Legacy Union One	Plano, TX	319	319	100.0%	12,262	$38.44	$38.44	$41.25	4.8%	6.2%
Dallas/Fort Worth		1,541	1,541	89.3%	40,534	$29.46	$29.82	$31.07	23.2%	20.6%

One BriarLake Plaza	Houston, TX	502	502	89.2%	18,732	$41.81	$43.47	$43.41	7.6%	9.5%
Two BriarLake Plaza	Houston, TX	333	333	85.6%	9,732	$34.15	$42.40	$42.86	5.0%	5.0%
One & Two Eldridge Place	Houston, TX	519	519	70.7%	12,012	$32.73	$33.42	$35.20	7.8%	6.1%
Three Eldridge Place	Houston, TX	305	305	71.1%	9,372	$43.19	$43.74	$38.05	4.6%	4.8%
Houston		1,659	1,659	79.4%	49,848	$37.85	$40.48	$40.12	25.0%	25.4%

Bank of America Plaza	Charlotte, NC	891	891	96.0%	22,824	$26.69	$26.96	$32.50	13.4%	11.6%
Charlotte		891	891	96.0%	22,824	$26.69	$26.96	$32.50	13.4%	11.6%

Plaza at MetroCenter (1)	Nashville, TN	361	361	92.0%	6,168	$18.58	$18.83	$20.00	5.5%	3.1%
Nashville		361	361	92.0%	6,168	$18.58	$18.83	$20.00	5.5%	3.1%

Woodcrest (2)	Cherry Hill, NJ	386	386	97.2%	9,816	$26.18	$26.18	$20.74	5.8%	5.0%
Other		386	386	97.2%	9,816	$26.18	$26.18	$20.74	5.8%	5.0%
Total operating office properties		6,657	6,633	90.1%	$196,564	$32.89	$34.32	$36.32	100.0%	100.0%

Development Properties				Leased %
Domain 11	Austin, TX	324	324	98.0%
Domain 12	Austin, TX	320	320	100.0%
Third + Shoal (47.5%)	Austin, TX	345	164	99.7%

(1) This property is classified as held for sale as of September 30, 2018.
(2) Includes two properties.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Average adjusted effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Supplemental Operating and Financial Data	3Q’18 Page 10

Portfolio Analysis
For the Three Months Ended and
as of September 30, 2018

	Number of Properties	Number of Buildings	Net Rentable Area (000’s)	Commenced % SF Leased	% of NRA	NOI ($000’s) (1)	% of NOI
Market

Austin	7	11	1,795	95.9%	27.1%	$11,489	35.7%
Dallas/Fort Worth	3	3	1,541	89.3%	23.2%	6,450	20.0%
Houston	4	5	1,659	79.4%	25.0%	7,487	23.3%
Charlotte	1	1	891	96.0%	13.4%	4,805	14.9%
Nashville	1	2	361	92.0%	5.5%	937	2.9%
Other	2	2	386	97.2%	5.8%	1,030	3.2%

Total	18	24	6,633	90.1%	100.0%	32,198	100.0%

Reconciliation to NOI (Consolidated):
Plus NOI from noncontrolling interest						126
Plus NOI from disposed properties						(63)
NOI (Consolidated)						$32,261

Notes:
Analysis relates to operating properties owned at the end of the most recent period only.
Amounts reflect TIER REIT’s ownership %.
NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

(1) NOI in Houston reflects approximately $0.7 million of business interruption insurance proceeds received in the third quarter of 2018 related to rent abatements provided to tenants at the Eldridge Properties in previous periods as a result of Hurricane Harvey. We anticipate we will receive additional business interruption insurance proceeds in subsequent quarters.

Supplemental Operating and Financial Data	3Q’18 Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
30-Sep-18
Consolidated total revenue	$219,328
Less:
GAAP rent adjustments	(7,944)
Lease termination fees	(1,104)
210,280
Consolidated total property operating expenses	(90,284)
Adjusted cash NOI	119,996
Adjustments:
Adjusted cash NOI from sold properties, at ownership share	20
Adjusted cash NOI from noncontrolling interest in consolidated assets	(375)
Adjusted cash NOI attributed to business interruption insurance proceeds in excess of abatements during the period at the Eldridge Properties (2)	(2,585)
Incremental pro forma stabilized adjusted cash NOI from executed leases at Domain 8, Domain 11, Domain 12, and Third + Shoal at ownership share	31,343
Total adjusted cash NOI at ownership share (3)	$148,399

30-Sep-18
Cost basis of land and development properties, at ownership share (4)	$36,426

Other tangible assets
Cash and cash equivalents	$5,192
Restricted cash	10,232
Accounts receivable, net (excluding $50,878 of straight-line rent receivable and $12,132 of insurance receivable) (5)	6,582
Prepaid expenses and other assets	19,357
Total other tangible assets	$41,363

Liabilities
Mortgage debt	$142,162
Unsecured term loans and revolving credit facility	591,000
Accrued and other liabilities	81,031
Ownership share of unconsolidated mortgage debt	26,137
Remaining estimated cost to complete Domain 11, Domain 12, and Third + Shoal, at ownership share	142,370
Total liabilities	$982,700

Total common shares, restricted stock, and restricted stock units outstanding	54,102

(1)	Includes Domain 9, Domain 10, Domain 11, Legacy Union Two, Legacy Union Three, and Domain Blocks D & G at ownership share.
(2)	We received approximately $0.7 million of business interruption insurance proceeds during the quarter.
(3)	Comprised of adjusted cash NOI as detailed in the table below.

Market	Adjusted Cash NOI	%
Austin	$69,768	47%
Dallas	24,356	17%
Houston	28,447	19%
Charlotte	17,240	12%
Nashville	3,396	2%
Other	5,192	3%

Total	$148,399	100%

(4)	Includes Domain 9, Domain 10, Legacy Union Two, Legacy Union Three, and Domain Blocks D & G at ownership share.
(5)	Excludes insurance receivable expected to be recovered for the write-off of net book value of hurricane-damaged assets.

Supplemental Operating and Financial Data	3Q’18 Page 12

Significant Tenants
September 30, 2018
(in thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Encana Oil & Gas (USA) Inc.	$12,265	6%	319	5%	8.8	Ba1 / BBB-
Amazon	11,297	6%	246	4%	7.2	Baa1 / AA-
Amoco	9,498	5%	217	4%	0.5	A1 / A-
Bank of America	8,931	4%	388	6%	1.9	A3 / A-
Apache Corporation	8,671	4%	210	4%	6.1	Baa3 / BBB
GM Financial	8,306	4%	326	5%	7.4	Baa3 / BBB
Samsung Engineering America Inc.	7,206	4%	161	3%	6.8	NR
McDermott, Inc.	5,504	3%	169	3%	1.8	NR / B+
GSA	5,284	3%	226	4%	5.1	U.S. Government
HomeAway	5,128	3%	115	2%	7.4	Ba1 / BBB
Facebook, Inc.	4,847	2%	102	2%	7.1	NR
Blackbaud, Inc.	4,753	2%	133	2%	5.0	NR
Time Warner Cable Inc.	4,072	2%	112	2%	2.3	NR
Conduent Incorporated	4,020	2%	151	3%	1.9	Ba3 / BB
SCOR Global Life	3,696	2%	140	2%	9.8	NR / AA-
Total of largest 15 tenants	$103,478	50%	3,015	50%	5.2
Total all tenants	$205,095		5,977		5.3

Notes:
The above tables set forth the Company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

CENTRAL PARK
SHAKE SHACK
WESTIN HOTELS & RESORTS
PUNCH BOWL SOCIAL
TOPGOLF
amazon
accruent
Kung Fu Saloon
ROCK ROSE
blackbaud
Magento
TESLA
BURBERRY
aloft A VISION OF W HOTELS
IBM
facebook
amazon
ARCHER HOTEL
NORDSTROM
Sprinkles
STARBUCKS RESERVE
Neiman Marcus
amazon books
RH
HomeAway
HomeAway
THE DOMAIN
Austin's Second Downtown
WHOLE FOODS MARKET
domainpoint
Operating / in-process development property
Future development property
Operating property & future development

Supplemental Operating and Financial Data	3Q’18 Page 13

Industry Diversification (by square feet)
As of September 30, 2018

Other 12%
Real Estate and Rental and Leasing 3%
Construction 3%
Retail Trade 7%
Information 7%
Public Administration 7%
Mining (Includes Oil & Gas) 16%
Finance and Insurance 19%
Professional, Scientific, and Technical Services 26%

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes 12 industry classifications.

Supplemental Operating and Financial Data	3Q’18 Page 14

Leasing Activity Summary
For the Three Months Ended
September 30, 2018

		Occupancy						Occupancy
		%	SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Cash Net Rent /SF			Straight-lined Net Rent /SF
Market	Rentable SF (000’s)	30-Jun-18	30-Jun-18	Expiring	Renewals	Expansions	New	30-Sep-18	30-Sep-18	Expiring	Activity	% Increase	Expiring	Activity	% Increase
Austin	1,795	95.8%	1,720	(25)	5	14	8	1,722	95.9%	$25.14	$29.05	16%	$24.28	$30.30	25%
Dallas/Fort Worth	1,541	90.5%	1,395	(29)	1	5	4	1,376	89.3%	$20.06	$24.54	22%	$19.76	$25.18	27%
Houston	1,659	75.8%	1,258	(17)	17	—	59	1,317	79.4%	$25.57	$23.73	(7)%	$23.24	$22.18	(5)%
Charlotte	891	96.0%	855	(3)	3	—	—	855	96.0%	$30.56	$32.00	5%	$24.43	$33.62	38%
Nashville	361	90.9%	328	—	—	—	4	332	92.0%	$8.19	$12.19	49%	$8.19	$12.19	49%
Other	386	97.2%	375	—	—	—	—	375	97.2%	$—	$—	—%	$—	$—	—%
Total	6,633	89.4%	5,931	(74)	26	19	75	5,977	90.1%	$24.56	$24.82	1%	$22.71	$24.21	7%

Year-To-Date Summary		Beginning of Period						End of Period
Q1 Activity	6,633	89.8%	5,954	(89)	56	1	11	5,933	89.4%	$21.50	$22.78	6%	$20.24	$25.61	27%
Q2 Activity	6,633	89.4%	5,933	(96)	48	23	23	5,931	89.4%	$20.36	$22.48	10%	$20.03	$23.22	16%
Q3 Activity	6,633	89.4%	5,931	(74)	26	19	75	5,977	90.1%	$24.56	$24.82	1%	$22.71	$24.21	7%
				(259)	130	43	109			$22.42	$23.55	5%	$21.22	$24.22	14%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined Net Rent.

Supplemental Operating and Financial Data	3Q’18 Page 15

Leasing Rate Activity Summary
For the Three Months Ended
September 30, 2018

	Renewals					Expansions					New
	SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	5	$23.07	$29.00	$20.74	$30.79	14	$27.18	$28.82	$27.18	$30.24	8	$22.81	$29.44	$21.26	$30.01
Dallas/Fort Worth	1	$15.72	$14.95	$13.22	$14.95	5	$18.46	$25.00	$18.46	$26.00	4	$23.42	$26.45	$23.29	$26.71
Houston	17	$34.20	$26.00	$30.44	$25.69	—	$—	$—	$—	$—	59	$23.08	$23.08	$21.17	$21.17
Charlotte	3	$30.56	$32.00	$24.43	$33.62	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Nashville	—	$—	$—	$—	$—	—	$—	$—	$—	$—	4	$8.19	$12.19	$8.19	$12.19
Other	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Total	26	$30.93	$26.84	$27.22	$27.17	19	$24.88	$27.82	$24.88	$29.12	75	$22.28	$23.36	$20.60	$21.93
Percentage increase (decrease)			(13)%		—%			12%		17%			5%		6%

Year-To-Date Summary:
Q1 Activity	56	$22.63	$23.39	$21.46	$26.41	1	$27.50	$26.00	$27.40	$26.50	11	$15.12	$19.00	$13.34	$21.07
Q2 Activity	48	$19.35	$19.80	$18.57	$20.96	23	$20.66	$25.22	$20.61	$26.10	23	$22.36	$25.20	$22.63	$25.04
Q3 Activity	26	$30.93	$26.84	$27.22	$27.17	19	$24.88	$27.82	$24.88	$29.12	75	$22.28	$23.36	$20.60	$21.93
	130	$23.08	$22.76	$21.54	$24.55	43	$22.69	$26.39	$22.66	$27.45	109	$21.57	$23.31	$20.30	$22.50
Percentage increase (decrease)			(1)%		14%			16%		21%			8%		11%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of Cash Net Rent and % increase of Straight-lined Net Rent.

Supplemental Operating and Financial Data	3Q’18 Page 16

Lease Expirations
For Four Quarters From October 1, 2018
(in thousands, except per SF data)

	Market	Month to Month	4Q'18	1Q'19	2Q'19	3Q'19	Grand Total

	By Square Foot
	Austin	15	4	8	54	5	86
	Dallas/Fort Worth	12	4	12	1	—	29
	Houston	—	30	21	223	30	304
	Charlotte	—	3	42	1	43	89
	Nashville	1	2	—	—	—	3
	Other	—	—	—	—	—	—
	Total	28	43	83	279	78	511

	By Annualized Expiring Rentals
	Austin	$559	$146	$336	$2,146	$174	$3,361
	Dallas/Fort Worth	264	58	393	53	—	768
	Houston	—	1,342	690	9,706	1,199	12,937
	Charlotte	—	135	963	60	986	2,144
	Nashville	10	40	—	—	—	50
	Other	—	—	—	—	—	—
	Total	$833	$1,721	$2,382	$11,965	$2,359	$19,260

	By Expiring Rent Per SF
	Austin	$37.52	$38.42	$40.00	$39.81	$36.25	$39.17
	Dallas/Fort Worth	$22.56	$14.50	$32.21	$40.77	$—	$26.30
	Houston	$—	$45.80	$33.01	$43.56	$39.83	$42.68
	Charlotte	$—	$46.55	$22.77	$42.86	$22.77	$23.85
	Nashville	$16.67	$19.05	$—	$—	$—	$18.52
	Other	$—	$—	$—	$—	$—	$—
	Total	$29.75	$40.02	$28.70	$42.89	$30.24	$37.69

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
Annualized expiring rentals may include rent related to parking management agreements where square footage is zero.

Supplemental Operating and Financial Data	3Q’18 Page 17

Lease Expirations
Annually From October 1, 2018
(in thousands, except percentage and per SF data)

Market	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028+	Grand Total
By Square Foot
Austin	19	146	216	82	250	275	141	165	207	180	44	1,722
Dallas/Fort Worth	16	31	169	72	44	164	30	27	390	319	114	1,376
Houston	30	274	247	90	45	63	277	20	176	—	97	1,317
Charlotte	3	87	29	333	17	86	37	5	25	3	231	855
Nashville	3	3	2	60	20	17	4	22	—	—	200	332
Other	—	39	244	93	—	—	—	—	—	—	—	375
Total	71	580	907	730	376	605	489	239	798	502	686	5,977
As a % of Occupied SF	1%	10%	15%	12%	6%	10%	8%	4%	14%	9%	11%	100%
As a % of Total NRA	1%	9%	14%	11%	6%	9%	7%	4%	12%	7%	10%	90%

By Annualized Expiring Rentals
Austin	$705	$5,552	$8,954	$3,823	$11,423	$12,004	$6,053	$8,472	$9,916	$9,634	$1,809	$78,345
Dallas/Fort Worth	322	918	5,102	2,684	1,238	4,957	1,023	821	11,281	13,242	3,045	44,633
Houston	1,342	11,595	9,532	3,777	2,096	2,756	12,295	791	8,230	—	3,781	56,195
Charlotte	135	2,009	997	8,981	635	3,222	535	295	1,058	147	8,383	26,397
Nashville	50	68	45	1,201	438	398	88	544	—	—	4,532	7,364
Other	—	938	6,634	2,510	—	—	—	—	—	—	4	10,086
Total	$2,554	$21,080	$31,264	$22,976	$15,830	$23,337	$19,994	$10,923	$30,485	$23,023	$21,554	$223,020
As a % of Total Annualized Expiring Rentals	1%	9%	14%	10%	7%	11%	9%	5%	14%	10%	10%	100%

By Expiring Rent Per SF
Austin	$37.70	$38.16	$41.40	$46.45	$45.89	$43.65	$42.93	$51.63	$47.97	$53.52	$41.59	$45.50
Dallas/Fort Worth	$20.51	$29.61	$30.05	$37.49	$27.82	$30.15	$34.10	$30.52	$28.93	$41.59	$26.64	$32.42
Houston	$45.80	$42.35	$38.42	$41.83	$45.76	$44.03	$44.43	$40.15	$46.76	$—	$39.47	$42.63
Charlotte	$46.55	$23.09	$34.38	$26.97	$38.25	$37.29	$14.62	$54.63	$42.15	$47.42	$36.32	$30.84
Nashville	$18.52	$20.61	$21.43	$20.22	$21.79	$23.01	$21.46	$23.86	$—	$—	$22.64	$22.18
Other	$—	$24.30	$27.24	$26.99	$—	$—	$—	$—	$—	$—	$20.00	$26.87
Total	$35.97	$36.34	$34.47	$31.47	$42.10	$38.57	$40.89	$45.70	$38.20	$45.86	$31.42	$37.31

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
Annualized expiring rentals may include rent related to parking management agreements where square footage is zero.

Supplemental Operating and Financial Data	3Q’18 Page 18

Occupancy Trends

	Rentable SF (000’s)	Occupancy %
Market	30-Sep-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17

Austin	1,795	95.9%	95.8%	95.4%	95.8%	95.0%
Dallas/Fort Worth	1,541	89.3%	90.5%	91.0%	92.1%	90.3%
Houston	1,659	79.4%	75.8%	76.3%	76.4%	75.8%
Charlotte	891	96.0%	96.0%	95.6%	95.8%	95.8%
Nashville	361	92.0%	90.9%	90.3%	90.3%	87.5%
Other	386	97.2%	97.2%	97.2%	97.2%	97.2%
Total	6,633	90.1%	89.4%	89.4%	89.5%	88.6%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

TOP LEGACY CORPORATIONS:
Boeing
JCPenney
Ericsson
Pizza Hut, U.S.
Liberty Mutual
DXC (fka HPE)
FedEx Office
Frito-Lay
JPMorgan Chase
Intuit
McAfee
PepsiCo
Toyota Motor North America
Capital One Finance
Keurig Dr Pepper
Bank of America
Existing
Future
DALLAS CBD
MARRIOTT
MI COCINA
Fleming's
PRIME STEAKHOUSE & WINE BAR
THE SHOPS AT LEGACY
BISHOP RD.
LONE STAR DR.
LEGACY DRIVE
THE CAPITAL GRILLE
BENIHANA
MEXICAN SUGAR
cocina y cantina
Legacy Union Three
Legacy Union Two
Legacy Union One
LEGACY UNION
LEGACY CIRCLE
ALLAS NORTH TOLLWAY
ELIJAH DRIVE
Rendering
Acquired 2015 & 2017

Supplemental Operating and Financial Data	3Q’18 Page 19

Leasing Cost Summary
For the Three Months Ended
September 30, 2018

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	5	5.0	$9.36	$4.48	$13.84	$1.87	$0.90	$2.77
Dallas/Fort Worth	1	1.3	$1.41	$—	$1.41	$1.08	$—	$1.08
Houston	17	8.8	$5.07	$21.44	$26.51	$0.58	$2.44	$3.01
Charlotte	3	5.0	$3.36	$3.98	$7.34	$0.67	$0.80	$1.47
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	26	7.3	$5.56	$15.34	$20.90	$0.76	$2.09	$2.85
Q2 2018	48	6.7	$6.73	$2.02	$8.75	$1.01	$0.30	$1.31
Q1 2018	56	6.1	$13.02	$11.20	$24.22	$2.13	$1.84	$3.97
Year to Date 2018	130	6.6	$9.2	$8.64	$17.84	$1.44	$1.32	$2.76
Year Ended 2017	918	5.5	$6.18	$11.53	$17.71	$1.07	$1.83	$2.90

Expansion
Market
Austin	14	6.7	$18.07	$37.36	$55.43	$2.70	$5.54	$8.24
Dallas/Fort Worth	5	3.1	$8.58	$25.83	$34.41	$2.77	$8.33	$11.10
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	19	5.7	$15.57	$34.33	$49.90	$2.71	$5.98	$8.69
Q2 2018	23	5.5	$3.13	$5.08	$8.21	$0.57	$0.93	$1.50
Q1 2018	1	2.9	$8.22	$7.32	$15.54	$2.84	$2.52	$5.36
Year to Date 2018	43	5.5	$8.75	$18.05	$26.8	$1.57	$3.2	$4.77
Year Ended 2017	62	5.8	$13.24	$21.35	$34.59	$2.33	$3.69	$6.02

New
Market
Austin	8	5.2	$14.65	$20.56	$35.21	$2.82	$3.95	$6.77
Dallas/Fort Worth	4	7.3	$20.56	$13.22	$33.78	$2.82	$1.81	$4.63
Houston	59	11.1	$23.90	$116.13	$140.03	$2.15	$10.46	$12.62
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	4	5.1	$6.95	$12.16	$19.11	$1.36	$2.38	$3.75
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	75	9.9	$21.83	$94.90	$116.73	$2.19	$9.54	$11.73
Q2 2018	23	8.1	$9.89	$24.04	$33.93	$1.22	$2.98	$4.20
Q1 2018	11	6.4	$12.55	$34.36	$46.91	$1.96	$5.38	$7.34
Year to Date 2018	109	9.2	$18.37	$73.84	$92.21	$1.96	$7.74	$9.70
Year Ended 2017	312	7.6	$15.55	$43.29	$58.84	$2.05	$5.73	$7.78

Total
Current Quarter	120	8.7	$17.32	$68.07	$85.39	$1.98	$7.81	$9.79
Q2 2018	94	6.7	$6.62	$8.16	$14.78	$0.99	$1.21	$2.20
Q1 2018	68	6.1	$12.87	$14.90	$27.77	$2.11	$2.44	$4.55
Year to Date 2018	282	7.4	$12.68	$35.28	$47.96	$1.70	$4.75	$6.45
Year Ended 2017	1,292	6.0	$8.78	$19.67	$28.45	$1.45	$3.26	$4.71

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	3Q’18 Page 20

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17

	Recurring capital expenditures
	Leasing costs	$2,011	$1,905	$5,345	$5,199	$9,065
	Building improvements	1,241	432	847	910	1,206
	Subtotal recurring capital expenditures	3,252	2,337	6,192	6,109	10,271

	Non-recurring capital expenditures
	Building improvements (1)	2,591	772	4,461	2,751	150
	Leasing costs (2)	4,025	1,295	1,351	1,039	3,218
	Development (3)	30,518	26,826	29,512	24,361	18,389
	Redevelopment (4)	187	906	967	1,444	603
	Subtotal non-recurring capital expenditures	37,321	29,799	36,291	29,595	22,360

	Total capital expenditures	$40,573	$32,136	$42,483	$35,704	$32,631

(1)
Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property and costs incurred to improve the Eldridge Properties as a result of Hurricane Harvey, which has been identified as an unusual event. Costs incurred to improve the Eldridge Properties for such damages should be recoverable under our insurance policies and were as follows:

		$2,034	$417	$4,461	$2,751	$150
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$371	$—	$—	$—	$—
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Notes:
All amounts represent TIER REIT’s ownership %.
Leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

Supplemental Operating and Financial Data	3Q’18 Page 21

Potential Future Development and Redevelopment Sites
September 30, 2018

		Approximate Rentable Square Feet	Month of Acquisition	Cost Basis (in millions)
Project	Acres				Comments

Development
Austin
Domain 9 and Domain 10	6.2	630,000	Jul-15	$17.0	Office building (Domain 10 commenced development in October 2018)
Domain D & G	5.6	600,000	Jul-15	$9.9	Office building(s)

Dallas/Fort Worth
Legacy Union Two and Legacy Union Three (95%) (1)	4.0	600,000	Jun-15	$10.0	Office building(s)
Burnett Plaza	1.4	N/A	Jan-07	$3.4	Planned mixed-use development and parking garage for use at Burnett Plaza

Redevelopment (2)
Austin
Domain 3 and Domain 4	8.8	2,000,000	Jul-15	N/A	Potential mixed-use redevelopment opportunity
Domain Point (90%)	9.5	1,000,000	Jan-18	N/A	Potential mixed-use redevelopment opportunity

(1) The cost basis for this less than wholly-owned project represents 100%.
(2) Excludes 0.6 million of existing rentable square feet.

THE DOMAIN
Operating / in-process development property
Future development property
Operating property & future redevelopment
Rendering

Supplemental Operating and Financial Data	3Q’18 Page 22

Summary Development Activity
September 30, 2018

					Estimated Shell Delivery Date		Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)	Estimated Stabilized NOI (in millions)	Estimated Stabilized Cash NOI (in millions)
Project	Market	Square feet (in thousands)	% Leased	Start Date		Estimated Cost per SF

In Process:
Domain 12	Austin	320	100%	2Q’18	4Q’19	$379	$121.4	$29.2	$11.4	$11.4
Domain 11	Austin	324	98%	2Q’17	4Q’18	$352	$114.2	$81.7	$10.7	$10.9
Third + Shoal	Austin	345	100%	1Q’17	3Q’18	$451	$155.7	$118.5	$14.6	$14.4

Completed in the Past 18 Months:
Domain 8 (2)	Austin	291	100%	3Q’15	2Q’17	$290	$84.4	$84.4	$11.0	$9.5

(1) Reflects development cost at the asset level. Excludes basis adjustment of $6.2 million to date and $6.3 million estimated in total for Third + Shoal. Excludes basis adjustment of $4.3 million in total for Domain 8. On March 30, 2018, we acquired the remaining 50% interest in Domain 8, increasing our ownership interest in the property to 100%.

(2) Estimated stabilized NOI for Domain 8 includes amortization income/(expense) as a result of stepping up our basis to fair value related to our acquisition of the remaining interest.

All amounts above are reflected at 100%.

Percent of Expected Stabilized NOI by quarter
Project	4Q'18	1Q'19	2Q'19	3Q’19	4Q’19	2020	2021	2022
Domain 12	—	—	—	—	46%	73%	93%	100%
Domain 11	23%	60%	59%	79%	79%	86%	95%	100%
Third + Shoal	48%	61%	66%	86%	93%	100%	100%	100%
Domain 8	95%	100%	100%	100%	100%	100%	100%	100%

Represents expected NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing.

Percent of Expected Stabilized Cash NOI by quarter
Project	4Q'18	1Q'19	2Q'19	3Q’19	4Q’19	2020	2021	2022
Domain 12	—	—	—	—	(21)%	(3)%	74%	100%
Domain 11	(9)%	(37)%	(40)%	33%	32%	53%	84%	100%
Third + Shoal	(16)%	(32)%	(27)%	58%	79%	96%	100%	100%
Domain 8	84%	98%	98%	100%	100%	100%	100%	100%

Represents expected adjusted cash NOI as a percentage of estimated stabilized NOI based on current executed leases and other forecasted leasing. Adjusted cash NOI excludes non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent.

Negative percentages occur when expenses are incurred for tenants during a free rent period.

Supplemental Operating and Financial Data	3Q’18 Page 23

Property Under Development
Third + Shoal
Austin, Texas

Property Description
Third + Shoal is a 29-story, Class A office building in the center of Austin’s “New Downtown” district. The building is constructed of poured in place concrete along with a glass curtain wall system. The building is 100% leased in total with 74% leased to Facebook, Inc.
Property Highlights
Located in Austin’s “New Downtown” district surrounded by restaurants, entertainment, and residences, just steps away from outdoor amenities such as The Lance Armstrong Bikeway, Shoal Creek Trail, and Lady Bird Lake Hike and Bike Trail. The building features floor-to-ceiling glass windows, direct access balconies, and a 4,000 square foot common roof terrace overlooking Lady Bird Lake and the Austin Hill Country.
Property Facts

Submarket	Austin CBD
Floors	17 Floors Rentable Space/12 Floors Parking
Approximate Rentable SF	345,000
Estimated Operating Expenses per SF	$22.13
Shell Delivery Date to Tenants	3Q’18
Estimated Project Cost at Completion (1)	$155,700,000
Percentage Owned	47.5%
Percentage Leased	99.7%

(1) Excludes $6.3 million basis adjustment.

Supplemental Operating and Financial Data	3Q’18 Page 24

Property Under Development
Domain 10
Austin, Texas
(rendering)
Property Description

Domain 10 is a 15-story, Class A office building currently under development located within The Domain in Austin, Texas.  It offers 300,000 square feet of office space, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 10 was designed to achieve a minimum LEED Silver and Energy Star designations. Development on Domain 10 commenced in October 2018.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	8 Floors Rentable Space/7 Floors Parking
Approximate Rentable SF	300,000
Estimated Operating Expenses per SF	$16.58
Estimated Shell Delivery Date to Tenants	2Q’20
Estimated Project Cost at Completion	$116,200,000
Percentage Owned	100%
Percentage Leased	—%

Supplemental Operating and Financial Data	3Q’18 Page 25

Property Under Development
Domain 11
Austin, Texas

Property Description

Domain 11 is a 16-story, Class A office building currently under development located within The Domain in Austin, Texas.  It offers 316,000 square feet of office space and 8,000 square feet of ground floor retail, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 11 was designed to achieve a minimum LEED Silver and Energy Star designations. The available office space is 100% pre-leased to HomeAway (a subsidiary of Expedia Group, Inc.), which represents 98% of the total rentable space.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/7 Floors Parking
Approximate Rentable SF	324,000
Estimated Operating Expenses per SF	$17.60
Estimated Shell Delivery Date to Tenants	4Q’18
Estimated Project Cost at Completion	$114,200,000
Percentage Owned	100%
Percentage Leased	98.0%

Supplemental Operating and Financial Data	3Q’18 Page 26

Property Under Development
Domain 12
Austin, Texas
(rendering)

Property Description

Domain 12 is a 17-story, Class A office building currently under development located within The Domain in Austin, Texas.  It will offer 320,000 square feet of office space, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 12 was designed to achieve a minimum LEED Silver and Energy Star designations. The building is 100% pre-leased.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/8 Floors Parking
Approximate Rentable SF	320,000
Estimated Operating Expenses per SF	$16.20
Estimated Shell Delivery Date to Tenants	4Q’19
Estimated Project Cost at Completion	$121,400,000
Percentage Owned	100%
Percentage Leased	100%

Supplemental Operating and Financial Data	3Q’18 Page 27

Acquisition and Disposition Activities
For the Twelve Months Ended September 30, 2018

		Number of Properties	Square Feet (in thousands) (at 100%)	Transaction Date	Price (in thousands)
	Location
Acquisitions
Domain Point (1)	Austin, TX	1	240	1/4/2018	$73,800
Domain 8 (2)	Austin, TX	1	291	3/30/2018	$92,787
		2	531

Dispositions
500 East Pratt	Baltimore, MD	1	280	2/13/2018	$60,000
Centreport Office Center	Fort Worth, TX	1	133	2/22/2018	$12,696
Loop Central	Houston, TX	1	575	3/27/2018	$72,982
Fifth Third Center (3)	Columbus, OH	1	331	8/27/2018	N/A
		4	1,319

(1) We acquired a 96.5% initial economic interest in Domain Point. We own a 90% interest in the joint venture entity that owns Domain Point.
(2) We acquired the remaining 50% interest in Domain 8, increasing our ownership interest to 100%.
(3) Ownership of Fifth Third Center was conveyed to the associated lender pursuant to a foreclosure and was accounted for as a full settlement of the outstanding $48.2 million loan and related interest.

Supplemental Operating and Financial Data	3Q’18 Page 28

Summary of Financing
September 30, 2018
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$142,162	5.06%	19%
Unsecured term loans (1)			525,000	3.41%	72%
Total fixed rate debt			667,162	3.76%	91%

Variable Rate Debt
Unsecured term loan (1)			50,000	4.20%	7%
Unsecured revolving credit facility (2)			16,000	3.50%	2%
Total variable rate debt			66,000	4.03%	9%
Total debt (3)			733,162	3.79%	100%
Unamortized debt issuance costs (3)			(2,029)
Total notes payable, net			$731,133

(1) The borrowing rate under $525.0 million of the unsecured term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $304.6 million were available under the credit facility.
(3) Excludes $3.0 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2018	$—	—	$—	—	$—	—	—
2019	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—
2021	76,162	5.72%	—	—	76,162	5.72%	10%
2022	—	—	291,000	3.23%	291,000	3.23%	40%
Thereafter	66,000	4.30%	300,000	3.73%	366,000	3.83%	50%
Total debt	$142,162		$591,000		733,162	3.79%	100%
Unamortized debt issuance costs					(2,029)
Total notes payable, net					$731,133
Weighted average maturity in years	3.5		5.0		4.7

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2018	$—	—	$—	—	$—	—	—
2019	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—
2021	76,162	5.72%	26,137	5.33%	102,299	5.62%	13%
2022	291,000	3.23%	—	—	291,000	3.23%	38%
Thereafter	366,000	3.83%	—	—	366,000	3.83%	49%
Total debt	733,162		26,137		759,299	3.84%	100%
Unamortized debt issuance costs	(2,029)		(590)		(2,619)
Total notes payable, net	$731,133		$25,547		$756,680
Weighted average maturity in years	4.7		3.1		4.7

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$62,500	one-month LIBOR	2.8220%	31-Oct-19	31-Dec-24	Credit Facility
Interest rate swap - cash flow hedge	$62,500	one-month LIBOR	2.8230%	31-Oct-19	31-Dec-24	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	2.8220%	31-Oct-19	31-Dec-24	Credit Facility

Supplemental Operating and Financial Data	3Q’18 Page 29

Principal Payments by Year
as of September 30, 2018
(in thousands, except percentages)

		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2018	2019	2020	2021	2022	Thereafter

One BriarLake Plaza	01-Aug-21	5.65%	5.72%	$76,162	$501	$1,589	$1,670	$72,402	$—	$—
Credit Facility - Revolving Line	18-Jan-22	3.45%	3.50%	16,000	—	—	—	—	16,000	—
Credit Facility - Term Loan	30-Jun-22	3.17%	3.21%	275,000	—	—	—	—	275,000	—
Legacy Union One	01-Jan-23	4.24%	4.30%	66,000	—	—	—	—	—	66,000
Credit Facility - Term Loan	17-Jan-25	3.68%	3.73%	300,000	—	—	—	—	—	300,000
Total		3.74%	3.79%	733,162	501	1,589	1,670	72,402	291,000	366,000
Unamortized debt issuance costs (1)				(2,029)
Consolidated notes payable, net				731,133

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Third + Shoal (47.5%)	27-Oct-21	5.26%	5.33%	26,137	—	—	—	26,137	—	—
Unamortized debt issuance costs				(590)
Total unconsolidated notes payable, net				$25,547

Total notes payable		3.79%	3.84%	759,299	$501	$1,589	$1,670	$98,539	$291,000	$366,000
Unamortized debt issuance costs				(2,619)

Total notes payable, net				$756,680

% of principal payments due by year				100%	—%	—%	—%	13%	38%	49%

(1)				Excludes $3.0 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	3Q’18 Page 30

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (“Nareit”), which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities that resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Supplemental Operating and Financial Data	3Q’18 Page 31

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. We use EBITDAre as defined by Nareit which is net income (loss), computed in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization expense, plus (minus) losses and gains on the disposition of depreciated property, including losses and gains on change of control, plus impairment write-downs of depreciated property, and after related adjustments for unconsolidated entities. Our EBITDAre as presented may not be comparable to amounts calculated by other REITs that do not define EBITDAre in accordance with the current Nareit definition, or interpret it differently than we do.
EBITDAre is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDAre is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Adjusted EBITDAre, which is EBITDAre excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDAre volatility. Further, we evaluate Adjusted Estimated Full Period EBITDAre, which is EBITDAre excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDAre excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	3Q’18 Page 32